ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 11th day of July 2005, by and between Stratabase Inc., a Canadian corporation having an address at 34595 3rd Avenue, #101, Abbotsford, B.C., Canada (the "Seller"); and 657865 B.C. Ltd., a British Columbia corporation having an address at 34595 3rd Avenue, #101, Abbotsford, B.C., Canada ("Purchaser").

                                   WITNESSETH

         WHEREAS, Seller is engaged in the business of providing Knowledge Worker Automation software designed to allow enterprises to improve the efficiency of knowledge workers (the "Business"); and

         WHEREAS,   Seller  has  developed  both  open  source  and  proprietary
Web-based software for its Business including its two proprietary software products "Resync" and "Relata" (collectively, the "Software"); and

         WHEREAS, Seller and Trevor Newton, the Chairman and President of Seller, have entered into a Letter of Intent dated as of June 6, 2005 (the "Letter of Intent"), pursuant to which Mr. Newton agreed to purchase from Seller all of the Assets (as defined below) relating to the Business, including the Software but excluding all cash, cash equivalents, equipment and furniture.

         WHEREAS, Purchaser is a British Columbia corporation wholly-owned and controlled by Mr. Newton;

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Assets (as defined below), subject to the terms and conditions set forth herein.


         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, assign, convey and deliver to Purchaser, on the Closing Date (as defined in Section 10(a) hereof), and Purchaser hereby agrees to purchase all of the tangible and intangible assets as more particularly described in EXHIBIT A to this Agreement, including, but not limited to, all right, title, and interest in and to all trademarks, web pages, and domain names related to the Software, the rights to the Relata and Resync source code as well as rights to the Stratabase, Relata and Resync names, and all intellectual property comprising such assets (including without limitation, trademarks, copyrights, trade secrets and any patents) throughout the world relating thereto and all rights to exercise any and all such intellectual property rights and bring actions for past, present or future infringement thereof (collectively, the "Assets").

(a) Notwithstanding the foregoing, no other assets of Seller are included within the transaction contemplated by this Agreement, including cash, bank accounts, cash equivalents, equipment and furniture (the "Excluded Assets") and Purchaser shall not have a right to purchase, acquire or use any of the Excluded Assets. Further, the Assets shall not include the Seller's Articles of Continuance, By-laws, qualifications to conduct business, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, loss carry forwards, capital loss carry forwards, seals, minute books, stock ledger, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a Canadian corporation.

(b) Purchaser hereby acknowledges that Trevor Newton, its sole officer and director, is also the Chairman and President of Seller and, consequently, Purchaser is deemed to have, and is deemed to have had prior to the date hereof, adequate and fair access to the Assets and all facilities, books and records relating to the Assets to perform its due diligence with respect to the purchase of the Assets.

2. Obligations and Liabilities Assumed and Not Assumed.

(a) Purchaser shall pay any transfer, sales, purchase, use or similar tax under the laws of any governmental authority arising out of or resulting from the purchase of the Assets. The parties shall use their respective best efforts to provide and obtain from any taxing authority any certificate or other document necessary to mitigate, reduce or eliminate any such transfer taxes (including additions thereto or interest and penalties thereon) that otherwise would be imposed with respect to the transactions contemplated by this Agreement.

3. Purchase Price and Payment Terms. In consideration of Seller's conveyance of the Assets to Purchaser, Purchaser shall pay to Seller in full payment and exchange for all of the Assets, a cash purchase price in U.S. dollars to be determined prior to the Closing Date (as defined in Section 10(a) hereof) in a report on the valuation of the Assets (the "Valuation Report") prepared by the independent valuation firm of Evans & Evans, Inc. of Vancouver, British Columbia ("Evans & Evans"). Evans & Evans shall deliver the Valuation Report to Seller and Purchaser no later than three (3) business days prior to the Closing Date. Seller shall pay, when due, the fee and expenses charged by Evans & Evans for the preparation of the Valuation Report. The purchase price set forth in the Valuation Report (the "Purchase Price") shall be in U.S. Dollars and shall be final and binding on Seller and Purchaser, except for manifest error and subject to the provisions of Section 8(f) hereof.

(a) The Purchase Price shall be paid by Purchaser to Seller at Closing by the delivery of a secured convertible promissory note in the principal amount thereof (the "Note"), which Note shall (i) be substantially in the form annexed hereto as EXHIBIT B, (ii) bear interest at annual rate of 0% and (iii) be secured by all of the Assets of Purchaser being purchased hereunder. The Note shall become due and payable on the first anniversary of the Closing Date (the "Due Date"). Prior to the Due Date, at the option of Purchaser, exercised in its sole discretion, the principal balance of the Note may be converted into common shares of Purchaser at a conversion price equal to the fair market value of the common shares of Purchaser as determined by an independent valuation firm engaged by the Purchaser at Purchaser's expense and reasonably acceptable to Seller.

(b) The valuation and allocation of the consideration or tax basis among the Assets attributable to the transactions contemplated by this Agreement shall be as set forth in the Valuation Report. Purchaser and Seller shall follow such allocation in determining and reporting their liabilities for taxes in their respective tax returns filed subsequent to the Closing Date, and agree not to take, in any filing with or accompanying any tax return reporting any part of the transaction undertaken herein, a position inconsistent with such allocations. If such allocation is disputed by any governmental entity, the party receiving notice of such dispute shall promptly notify the other parties hereto and shall cooperate with the other parties in resolving such dispute.

4. Representations and Warranties of Seller. Seller represents and warrants to Purchaser, as of the date of this Agreement and as of Closing Date, as follows:

(a) Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the federal laws of Canada. Seller has all requisite corporate power and authority to carry on the Business, to own the Assets, as currently owned and operated and is duly qualified to transact business and is in good standing in each jurisdiction where the failure so to qualify would have a material adverse effect on the Business or the ownership, use or operation of the Assets.

(b) Due Authorization. Seller has all corporate and legal right, power and authority to enter into, execute and deliver this Agreement, the Security Agreement and all bills of sale, instruments and documents to be executed and delivered on the part of Seller under or in connection with this Agreement (collectively, the "Seller Instruments"), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Seller Instruments by Seller has been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed by Seller, and delivered by Seller, and constitutes the legal, valid and binding agreement of Seller, enforceable in accordance with its terms. As of the Closing Date, the Seller Instruments will have been duly executed by Seller, and delivered by Seller, and will constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

(c) Title to Assets. On the Closing Date, Seller will have, and will transfer to Purchaser, good and marketable title to the Assets, free and clear of all encumbrances or other security interests excepts as otherwise disclosed in any of Seller's periodic reports filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

(d) Brokers and Finders. Neither Seller, nor any of its officers, directors or employees, has employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees concerning the transactions contemplated hereby. Seller shall indemnify and hold Purchaser harmless from and against any loss, liability, damage, costs and expenses arising out of any claim for such commission or fees in connection with the transactions contemplated hereunder.

(e) Other Agreements. The execution and delivery of this Agreement by the Seller, and the execution and delivery of each of the Seller Instruments do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligations under any provision of the Articles of Continuance or By-laws of the Seller, or any mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, and to the best of its or their knowledge, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of the Assets.

(f) Litigation; Compliance with Law. To the best of Seller's knowledge: (i) there is no litigation, claim, governmental or other proceeding or investigation pending or, to the best of its or their knowledge, threatened which affects the Assets or which may impair Seller's ability to perform the transactions contemplated by the Agreement; and (ii) there is no outstanding judgment, order, injunction or decree of any court, government or governmental agency against or affecting the Seller or the Assets.

(g) Disclaimer. Except as expressly set forth in this Section 4, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any of its Assets, Assumed Liabilities or the Business, including without limitation, future earnings potential of the Assets, and any such other representations or warranties are hereby expressly disclaimed. Purchaser hereby acknowledges and agrees that, except to the extent specifically set forth in this Section 4, Purchaser is purchasing the Assets on an "as-is", "where-is" basis. Without limiting the generality of the foregoing, Seller makes no representation or warranty regarding any assets or equipment other than those acquired hereunder or any liabilities other than the Assumed Liabilities, and no such representation or warranty shall be implied at law or in equity.

         5. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller, as of the date of this Agreement and as of Closing, as follows:

                  (a) Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of province of British Columbia, Canada. Purchaser has all requisite corporate power and authority to carry on the Business, to own the Assets, as currently owned and operated and is duly qualified to transact business and is in good standing in each jurisdiction where the failure so to qualify would have a material adverse effect on the Business or the ownership, use or operation of the Assets.

                  (b) Due Authorization; Reservation of Shares. Purchaser has all corporate and legal right, power and authority to enter into, execute and deliver this Agreement, the Note and all assumptions, instruments and documents to be executed and delivered on the part of Purchaser under or in connection with this Agreement and the Note (collectively, the "Purchaser Instruments") and to issue the common shares upon the conversion of the Note (the "Conversion Shares"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Note and the Purchaser Instruments by Purchaser and the issuance of the Conversion Shares upon the conversion of the Note have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed by Purchaser, and delivered by Purchaser, and constitutes the legal, valid and binding agreement of Purchaser, enforceable in accordance with its terms. As of the Closing Date, each of the Note and the Purchaser Instruments will have been duly executed by Purchaser, and delivered by Purchaser, and will constitute the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms. Purchaser has sufficient number of authorized common shares reserved for issuance of the Conversion Shares.

                  (c) Other Agreements. The execution and delivery of this Agreement and the Note by Purchaser, and the execution and delivery of each of Purchaser Instruments do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both), or give rise to right of termination, cancellation or acceleration of any obligations under any mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or Trevor Newton.

                  (d) Brokers and Finders. Neither Purchaser nor any of its officers, directors or employees, has employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees concerning the transactions contemplated hereby. Purchaser agrees to indemnify and hold harmless Seller from and against any loss, liability, damage, costs and expenses arising out of any claim for such commission or fees in connection with the transactions contemplated hereunder.

         6. Obligations and Covenants of Seller. Seller covenants and agrees with Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

                  (a) Operation of the Business. Seller will conduct the Business diligently, only in the ordinary course and substantially the same manner as heretofore conducted, and shall maintain the Assets as they have heretofore been maintained, and shall not take any action which shall materially harm the goodwill and reputation of the Business or the condition of the Business and the Assets. Seller will refrain from taking or omitting to take an action that would materially violate Seller's representations and warranties hereunder or render them inaccurate as of the date hereof or the Closing Date or that in any way would prevent the consummation of the transactions contemplated hereby.

                  (b) Access. Seller will permit Purchaser and its authorized representatives, at all reasonable times prior to the Closing to have access to and to examine the Assets and all books, documents, records, financial information and operating data of Seller, and will cooperate with Purchaser in its investigation of the Business and Assets.

                  (c) Consents. Seller will use reasonable efforts to obtain the consents, if any, of other parties required for the consummation of the transactions contemplated hereunder and, in general, Seller will use reasonable efforts to satisfy or cause to be satisfied all of the conditions to the obligations of Seller set forth in Section 8 of this Agreement. If such consent is not obtained, each of the parties agree to cooperate with the other in any reasonable arrangement designed to enable Seller to perform its obligations under, and to provide for Purchaser the benefits of, any such agreements, including enforcement at the cost, and for the account of, Purchaser of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

         7. Survival of Representations; Indemnification.

                  (a) Seller's Indemnification. After the Closing Date, Seller shall indemnify and hold harmless Purchaser, its successors and assigns, against and in respect of any liability resulting from (i) any breach of any material representation, warranty, covenant or agreement of Seller hereunder; and (ii) any third party claim with respect to liabilities or obligations of Seller related to the Assets. Seller shall be liable to Purchaser under this Agreement pursuant to clause
         (i) only to the extent that such losses, liabilities or expenses are asserted within one (1) year following the Closing Date, and pursuant to clause (ii) only to the extent such losses, liabilities or expenses are asserted within the applicable statute of limitations period for the underlying claim of such losses, liabilities or expenses. Purchaser shall give written notice to Seller within thirty (30) days from discovery by Purchaser of any matter which may give rise to a claim for indemnification under this Agreement. Failure to give such notice shall relieve Seller from any liability under this Agreement with respect to such matter. Seller may, at its own expense, participate in, direct or take over any legal proceeding and the negotiation and settlement of any claim or demand for which it may have an obligation to indemnify Purchaser pursuant to this Paragraph. Purchaser shall have the absolute right, in its sole discretion and without the consent of Seller, to settle any and all such legal proceedings, claims or demand, provided, however, if Purchaser makes any settlement with respect to such legal proceedings, claims or demands without the prior written consent of Seller, Seller shall be discharged from any indemnification obligations with respect to such legal proceedings, claims or demands.

                  (b) Indemnification by Purchaser. After the Closing Date, Purchaser shall indemnify and hold harmless Seller its successors and assigns, against and in respect of any liability resulting from: (i) any breach of any material representation, warranty, covenant or agreement of Purchaser hereunder; and (ii) any liabilities or obligations relating to the Assets or conduct of the Business after the Closing Date. Purchaser shall be liable to Seller under this Agreement pursuant to clause (i) only to the extent that such losses, liabilities or expenses are asserted within one (1) year following the Closing Date, and pursuant to clause (ii) only to the extent such losses, liabilities or expenses are asserted within the applicable statute of limitations period for the underlying claim of such losses, liabilities or expenses. Seller shall give written notice to Purchaser within thirty (30) days from discovery by Seller of any matter which may give rise to a claim for indemnification under this Agreement. Failure to give such notice shall relieve Purchaser of any liability under this Agreement with respect to such matter. Purchaser may, at its own expense, participate in, direct or take over any legal proceeding and the negotiation and settlement of any claim or demand for which it may have an obligation to indemnify Seller. Seller shall have the absolute right, in its sole discretion and without the consent of Purchaser, to settle any and all such legal proceedings, claims, or demands; provided, however if Seller makes any settlement with respect to such legal proceedings, claims or demands without the prior written consent of Purchaser, Purchaser shall be discharged from any indemnification obligations with respect to such legal proceedings, claims or demands.

                  (c) Third Party Indemnification. If any legal proceedings shall be instituted or any claim or demand made by a third party (as hereinafter defined) against an indemnified party in respect of which the other party (the "indemnifying party") may be liable under this
         Section 7, the indemnified party shall give prompt written notice thereof to the indemnifying party. The indemnifying party shall defend, at its own expense, in any such legal proceedings, or in the negotiation  or  settlement  of  any  such  claim  or  demand.  If  the indemnified party, without the prior written consent of the indemnifying party, makes any settlement with respect to any such legal proceedings, claim or demand, the indemnifying party shall be discharged from any liability hereunder with respect thereto provided that the indemnifying party is so defending. The term "third party" as used herein means any person or entity other than Seller or Purchasers or parties, persons or entities affiliated with Seller or Purchaser.

                  (d) Survival of Obligations. The provisions of this Section 7 and the indemnity obligations of the respective parties hereunder shall survive Closing.

         8.Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions provided for herein are subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

                  (a) Compliance by Purchaser. All the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been fully complied with and performed.

                  (b) Representations and Warranties of Purchaser. The representations and warranties of Purchaser contained herein and in the exhibits, statements and documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date.

                  (c)  Litigation.  No  action,  suit,  or  proceeding  shall be pending or threatened against Purchaser before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

                  (d) Bring-down Certificate. Purchaser shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 9(a) through 9(c) is satisfied in all respects.

                  (e) Documents Delivered. Purchaser shall have delivered to Seller at Closing all of the documents described in Section 10(c) of this Agreement.

                  (f) Approval by Shareholders and Board of Directors of Seller; Change of Name. The shareholders of Seller shall each have approved the transactions contemplated by this Agreement, the Note, the Security Agreement and the Seller's Instruments. The Board of Directors of the Seller (the "Board") shall have approved of the Purchase Price as set forth in the Valuation Report and shall not have changed its approval of the transactions contemplated by this Agreement, the Note, the Security Agreement and the Seller's Instruments. Seller shall also have filed an amendment to its Articles of Continuance to change its name to "Strata Petroleum Inc." or such other name as the Board may determine and is approved by the shareholders of the Seller.

                  (g) Risk of Loss. THE RISK OF LOSS TO THE ASSETS SOLD HEREUNDER, UNTIL THE CLOSING, IS ASSUMED AND SHALL BE BORNE BY SELLER UNLESS POSSESSION OF THE ASSET HAS BEEN TRANSFERRED TO THE BUYER PRIOR TO CLOSING.

         9. Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions provided for herein are subject to the satisfaction of each of the following conditions on or prior to the Closing
Date:

                  (a) Compliance by Seller. All the terms, covenants and conditions of this Agreement to be complied with and performed by Seller on or before the Closing Date shall have been fully complied with and performed by the Seller.

                  (b) Representations and Warranties of Seller. The representations and warranties of Seller contained herein and in the exhibits, statements and documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct on and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date and there shall have been no material damage, destruction or loss to the Assets, regardless of insurance coverage.

                  (c) Litigation. No action, suit, or proceeding shall be pending or threatened against Seller before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect.

                  (d) Bring-down Certificate. The Seller shall have delivered to Purchaser a certificate to the effect that each of the conditions specified above in Section 9(a) through 9(c) is satisfied in all respects.

                  (e) Approval by Shareholders and Board of Directors of Seller; Change of Name. The shareholders of Seller shall each have approved the transactions contemplated by this Agreement, the Note, the Security Agreement and the Seller's Instruments. The Board of Directors of the Seller (the "Board") shall have approved of the Purchase Price as set forth in the Valuation Report and shall not have changed its approval of the transactions contemplated by this Agreement, the Note, the Security Agreement and the Seller's Instruments. Seller shall also have filed an amendment to its Articles of Continuance to change its name to "Strata Petroleum Inc." or such other name as the Board may determine and is approved by the shareholders of the Seller.

                  (f) Documents Delivered. Seller shall have delivered to Purchaser at Closing all of the documents described in Section 10(b) of this Agreement.

         10. The Closing.

(a) Date and Time. The closing of the transactions contemplated hereby (the "Closing") will take place at 10.a.m., Pacific Time, on JULY 11, 2005 or such other date and time as Seller and Purchaser may agree on (the "Closing Date") but in no event later than AUGUST 31, 2005. The Closing shall take place at the offices of Seller located at Suite 101, 34595 3rd Ave Abbotsford, British Columbia, Canada V2S 8B7

(b) Seller's Closing Documents. At the Closing, Seller shall deliver to Purchaser the following:

(i) An executed Bill of Sale and other Seller Instruments of assignment conveying to Purchaser, Seller's right, title and interest in and to the Assets;

(ii)                       Certified  copies of the resolutions of the Board and
                           the   shareholders   of   Seller    authorizing   the
                           transactions contemplated hereby;

(iii)                      Executed Asset Purchase Agreement;

(iv)                       Seller's  Bring  Down   Certificate  as  required  by
                           Section 9(e); and

(v) Such other instruments and documents as may be reasonably requested by Purchaser.

(c)                        Purchaser's   Closing  Documents.   At  the  Closing,
                           Purchaser shall deliver to Seller the following:

(i)                        Executed Asset Purchase Agreement;

(ii)                       Executed Note;

(iii)                      Executed Purchaser Instruments;

(iv) Certified copies of the resolutions of the Board of Directors and shareholders of Purchaser authorizing the transactions contemplated hereby;

                           (vi) Purchaser's  Bring-down  Certificate as required
by Section 8(e); and

                           (viii) Such other instruments and documents as may be
reasonably requested by the Seller.

(d) Further Assurances. From time to time after the Closing Date, and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of such other instruments of conveyance and transfer or other instruments or documents and take or arrange for such other actions as may reasonably be requested to complete more effectively any of the transactions provided for in this Agreement.

         11.Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(a) The parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (i) Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified Seller of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or (ii) if the Closing shall not have occurred on or before AUGUST 31, 2005, by reason of the failure of any condition precedent hereunder (unless the failure results primarily from Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement); and

(c) Seller may terminate this Agreement by giving written notice to Purchasers at any time prior to the Closing in the event (i) Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified Purchaser of the breach, and the breach has continued without cure for period of fifteen (15) days after the notice of breach, or (ii) if the Closing shall not have occurred on or before AUGUST 31, 2005 by reason of the failure of any condition precedent hereunder (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

(d) Effect of Termination. If any Party terminates this Agreement pursuant to this Section 11, then all rights and obligations of the Parties hereunder shall terminate without any liability of any Party the other (except for any liability of any Party whose breach was the basis for the termination pursuant to Section 11(b) or (c) hereof). Notwithstanding the above, the confidentiality provisions contained herein shall survive any termination of this Agreement.

         12. Miscellaneous.

(a) Assignment. This Agreement shall not be assignable by Purchaser without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

(b) Confidentiality of Information. Purchaser shall keep confidential the information (unless readily ascertainable from public or published information or trade sources) obtained from Seller concerning the Business and Seller shall similarly keep confidential any information concerning the Business or obtained from Purchaser concerning the operation and Business of Purchaser. Seller shall have the right to all remedies at law and in equity in the event of Purchaser's violation of such confidentiality.

(c) Construction; Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the province of British Columbia, Canada, without regard to conflict of laws principals. Both parties consent that any action or proceeding arising under this Agreement shall be commenced and maintained within the courts of the province of British Columbia, Canada.

(d) Amendment. This Agreement may be amended, supplemented or interpreted at any time, but only by a written instrument executed by all of the parties hereto.

(e) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or if mailed, by United States or Canadian certified or registered mail, or by recognized overnight delivery service, prepaid to the parties or their assignees at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

                  Purchaser:                657865 B.C. Ltd
                                            34595 3rd Avenue
                                            Suite 101
                                            Abbotsford, British Columbia
                                            Canada V2S 8B7

                  Seller:                   Stratabase, Inc.
                                            34595 3rd Avenue
                                            Suite 101
                                            Abbotsford, British Columbia
                                            Canada V2S 8B7

                  With a copy to:   David Lubin & Associates
                                            92 Washington Street
                                            Cedarhurst, New York 11516
                                            Attention:  David Lubin, Esq.

(f) Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy. The election of any one remedy by a party hereto shall not constitute a waiver of the right to pursue other available remedies.

(g) Expenses. Except as provided to the contrary elsewhere in this Agreement, each party hereto shall pay its or his or her own expenses incident to this Agreement and the transactions contemplated hereby, including all fees and expenses of their respective counsel, whether or not such transactions shall be consummated.

(h) Entire Agreement. This Agreement and the certificates, exhibits and other documents delivered pursuant hereto or incorporated by reference herein contain the entire agreement between the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof, including all prior letters of intent or understanding and including the Prior Agreement. No oral representation, agreement or understanding made by any party hereto shall be valid or binding upon such party or any other party hereto. Any amendment to or modification of this Agreement must be in writing and signed by the party claimed to be bound.

(i) Captions and Article Headings. Captions and Article headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

(j) Waiver. Any waiver by any party hereto of any of its rights hereunder shall be without prejudice of its future assertions of any such rights, and any delay in exercising any right shall not operate as a waiver thereof.

(k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                        [SIGNATURES APPEAR ON NEXT PAGE]

19





         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  SELLER:

                                  STRATABASE INC.


                                  By:____/s/ Trevor Newton______________________
                                  Name: Trevor Newton
                                  Title: President

                                  By:___/s/ Fred Coombes________________________
                                  Name: Fred Coombes
                                  Title: Vice President

                                  PURCHASER:

                                  657865 B.C. Ltd.


                                  By:___/s/ Trevor Newton_______________________
                                  Name: Trevor Newton
                                  Title: President

                                    EXHIBIT A

The following are the assets that are to be acquired by the Purchaser.

1. All rights and use to the "Stratabase", "Relata", and "Resync" names.
2. All rights and use of the trademarks, web pages, and domain names for "Stratabase", "Relata", and "Resync". 3. All rights to the source code and related documentation for the "Relata" and "Resync" software.

                                    EXHIBIT B

THIS CONVERTIBLE NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE UNITED STATES, CANADA OR ANY STATE OR PROVINCE THEREOF AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER APPLICABLE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL THAT SUCH NOTE AND/OR COMMON SHARES MAY BE
PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE SECURITIES LAWS.



                                657865 B.C. Ltd.

                       Secured Convertible Promissory Note

No. ___                                                            July 11, 2005
                                                    Abbotsford, British Columbia

         657865 B.C. Ltd., a British Columbia corporation (the "Company"), for value received, hereby promises to pay, on July 11, 2006 (the "Maturity Date") (or earlier as provided in Section 1 below), to STRATABASE INC. or its successors or its assigns (the "Holder"), the principal amount of ONE HUNDRED AND THIRITY THOUSAND DOLLARS ($130,000). The Note shall not bear interest.. Payments of principal shall be made in lawful money of the United States of America in cash or by check at the address of the Holder set forth on the last page hereof or such other address as the Holder may designate in writing to the Company. The Company may pay the outstanding principal due under this Note, in whole or in part, prior to the Maturity Date or an earlier conversion pursuant to Section 1 hereof.

         This Note is being issued pursuant to that certain Asset Purchase Agreement, dated as of June 29, 2005 by and between the Company and the Holder (the "Purchase Agreement"). This Note is in payment of the Purchase Price (as defined in the Purchase Agreement). Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Purchase Agreement.

         1. Conversion. The entire outstanding principal amount of this Note may be converted, at the sole discretion of the Company, into the Company's no par value common shares ("Common Shares"), at any time prior to the maturity. The Company may not convert less than the entire principal amount of this Note. The Company shall not be permitted to convert this Note into Common Shares if there is an Event of Default (as defined in the Section 5 below) which has not been cured and is continuing.

         The price per share at which the principal and accrued interest on this Note shall convert into Common Shares, if the Company so elects, shall be the fair market value of one Common Share as of the date of the Conversion Notice (as defined below) (the "Conversion Price"). The Conversion Price shall be determined by a independent valuation firm engaged by the Company at its own expense and reasonably acceptable to the Holder (the "Appraiser"). Conversion of this Note by the Company shall be by delivery of a written notice of conversion to the Holder duly executed by the Company and which sets forth (i) the amount of principal and interest being converted, and (ii) the name, address, telephone number and contact person of the Appraiser proposed to be used (the "Conversion Notice"). The Holder may object in writing to the Appraiser identified in the Conversion Notice, in which event the Company and the Holder shall select an Appraiser that is mutually acceptable. Upon delivery of the Conversion Notice to the Holder or the approval of a new Appraiser, which ever is later, the Company shall have sixty (60) days to obtain a report from the Appraiser that sets forth the Conversion Price, which report shall set forth in reasonable details of the Appraiser's the determination of the Conversion Price. The valuation report shall be final and binding on the Company and the Holder, except for manifest error.

         The conversion shall be effective on the third business day following delivery of a valuation report to the Holder and the Company. Upon such conversion in accordance with the terms of this Note, the Holder's sole right pursuant to this Note shall be to obtain certificates representing the number of Common Shares issuable upon conversion of this Note at the Conversion Price (which shall be a number equal to fraction, the numerator of which is the amount of the outstanding principal hereof and accrued but unpaid interest hereon and the denominator of which is the Conversion Price), against delivery to the Company of the originally executed copy of this Note. No fractional Common Shares shall be issued upon conversion of this Note. The Holder shall be paid in cash in lieu of any fractional Common Shares which the Holder may otherwise be entitled to by the conversion of this Note. The stock certificate representing the Common Shares shall be delivered to Holder as promptly after receipt of the original Note.

         2. General. This Note is not in registered form and is not transferable except in compliance with the applicable securities laws. Upon any such transfer, the Company will, at its expense, prepare new Notes in the denominations indicated by the holder hereof, deliver such new Notes as instructed by the Holder and make appropriate entries and on the Note registry maintained at the Company's offices. The Company may treat the person in whose name this Note is registered on the Note registry maintained at such office as the owner hereof for all purposes and the Company shall not be affected by any notice to the contrary. The parties hereto, including the Company and all endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. The Holder will be entitled to receive, in addition to any other remedies at law or in equity, all costs in connection with the collection and enforcement of this Note (including reasonable attorney's fees).

         3. Default Interest. In the event this Note is not paid in accordance with its terms, Holder shall be entitled to collect from Company, interest on the sum of (i) the principal balance and (ii) interest thereon to the date payment is demanded at 10% compounding semi-annually, and after the date such payment is demanded to the date of payment in full.

         Interest and fees shall be calculated on the basis of the actual number of days elapsed in a 365 day year. At Holder's discretion, all payments will be applied first to unpaid accrued interest, then to charges, costs, expenses or late fees outstanding, and then to principal. In no event shall interest payable hereunder exceed the highest rate permitted by applicable law. To the extent any interest received by Holder exceeds the maximum amount permitted such payment shall be credited to principal and any excess remaining after full payment of principal shall be refunded to Company.

         4. Security Interest. As security for the payment and performance of this Note to the Holder, Holder is hereby granted a lien and security interest in and to all Assets of the Company as described in Exhibit A to the Sale Agreement.

         5.       Default

(i) Event of Default. Each of the following shall constitute an "Event of Default", whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Company, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental authority:

                  (a) Payment Default. The Company defaults in the payment of the principal of or interest on the Note or any other payment required hereunder when the same become due and payable in accordance with the terms of this Note and, such default continues for a period of three (3) business days; or

                  (b) Voluntary Petition. The Company shall (i) commence a voluntary case under Canadian Federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its assets, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                  (c) Involuntary Proceeding. A case or other proceeding shall be commenced against the Company in any court of competent jurisdiction seeking
(i) relief under the Canadian bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company, or of all or any substantial part of the assets, domestic or foreign, of the Company and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) calendar days, or an order granting the relief requested in such case or proceeding against the Company (including, but not limited to, an order for relief under such Federal bankruptcy laws) shall be entered; or

                  (d) The Company fails to observe, perform or comply with any covenant, condition or agreement to be observed, performed or complied with under the Note, the Purchase Agreement or this Agreement, and if such failure can be cured, such failure continues unwaived and uncured for thirty (30) days following the date of such nonperformance.


(ii) Rights on Default. Upon an Event of Default, Seller shall have the following rights:

         (a) It may, by notice to the Company, declare the entire amount of the Obligations to be due and payable immediately, and upon any such declaration said amount shall become and be immediately due and payable.

                  (b) It shall have and may exercise all rights and remedies of a secured party under the applicable federal laws of Canada and the province of British Columbia.

                  (c) If any notification of intended disposition of the Collateral is required by law, such notification, if mailed, shall be deemed properly given if mailed at least five days before such disposition in the manner for giving notices hereunder. Any proceeds of any disposition of the Collateral may be applied by Seller to the payment of expenses of Seller in connection with the exercise of its rights or remedies, including reasonable fees and disbursements of attorneys, and any balance of such proceeds may be applied by Seller to the payment of the Obligations under the Note in such other order of application as Secured Party shall determine.

                  (d) It may take possession of the Collateral and for the purposes thereof enter the premises at which any Collateral is located. The Company acknowledges that Seller may at their sole option exercise its rights of entry and possession under this and the following Section without resort to judicial process.


         6. Governing Law. This Note shall be governed by the laws of the province of British Columbia, Canada.

         7. Legend. Each certificate for the Common Shares issued upon conversion of this Note shall bear a legend relating to the non-registered status of such Common Shares under applicable securities laws, unless at the time of conversion of this Note such Common Shares are subject to a currently effective registration statement.

         8. No Rights of a Stockholder. The Holder shall not be entitled to any rights of a stockholder of the Company, either at law or in equity, until such time as this Note shall have been converted and Common Shares issued to the Holder.

         9. Reserved Shares. The Company warrants that there have been reserved, and covenants that at all times it shall keep reserved, out of the authorized and unissued Common Shares, a number of shares sufficient to provide for the exercise of the rights of conversion represented by this Note.

                      [Signature appears on the next page]

         IN WITNESS  WHEREOF,  this Note has been  executed  and  delivered as a
sealed   instrument  on  the  date  first  above  written  by  duly   authorized
representatives of the Company.

                           657865 B.C. Ltd.


                           By:______/s/ __Trevor Newton_________________________
                                    Name: Trevor Newton
                                    Title: President





                   ADDRESS OF HOLDER FOR NOTICES AND PAYMENT:

                             34595 3rd Avenue, #101
                            Abbotsford, B.C., Canada